Exhibit 11

                   ALEX. BROWN INCORPORATED AND SUBSIDIARIES

                       Calculation of Earnings Per Share
                    (in thousands, except per share amounts)

                                              Year Ended                      Year Ended                     Year Ended
                                               12/31/95                        12/31/94                       12/31/93
                                    -----------------------------------------------------------------------------------------------

                                                          Fully                           Fully                           Fully
                                          Primary        Diluted         Primary         Diluted         Primary         Diluted
                                    ----------------  --------------  -------------- --------------  --------------  --------------
Weighted average shares
  outstanding:
    Common stock                             15,097          15,097          15,159         15,159          15,570          15,570
    Stock options                               414             554             257            327             346             420
    Convertible subordinated
      debentures                                  -           2,477               -          2,502               -           1,819
                                    ----------------  --------------  -------------- --------------  --------------  --------------
                                             15,511          18,128          15,416         17,988          15,916          17,809
                                    ================  ==============  ============== ==============  ==============  ==============


Net earnings for
  calculating earnings
  per share:
    Net earnings                    $        95,555   $      95,555   $      70,871  $      70,871   $      89,226   $      89,226
    Interest expense on
      convertible subordinated
      debentures, net of tax                      -           2,325               -          2,059               -           1,495
                                    ----------------  --------------  -------------- --------------  --------------  --------------
                                    $        95,555   $      97,880   $      70,871  $      72,930   $      89,226   $      90,721
                                    ================  ==============  ============== ==============  ==============  ==============



Earnings per share                  $          6.16   $        5.40   $        4.60  $        4.05   $        5.61   $        5.09
                                    ================  ==============  ============== ==============  ==============  ==============